Exhibit 99.1

BioTime Presents Data at FABS 2011 on the Restoration of Cell Lifespan Using iPS Cell Technology

Restoration of Replicative Lifespan in Five Human Cell Types Validates Previous Published Report of Reversal of Developmental Aging by Transcriptional Reprogramming

ALAMEDA, Calif.--(BUSINESS WIRE)--April 12, 2011--BioTime, Inc. (NYSE Amex:BTX) and its subsidiary ReCyte Therapeutics, Inc. announced that today, BioTime CEO Dr. Michael West will present at the French-American Biotech Symposium (FABS 2011) on “New Therapeutic Approaches of Aging” held in San Francisco, CA, showing data for the first time on the restoration of cell lifespan using transcriptional reprogramming technology. Dr. West will speak on “Resetting Telomere Length using Transcriptional Reprogramming and its Application in Age-Related Degenerative Disease” during Session II (2:00-6:30 pm PDT): Innovative Approaches to Age-Related Diseases.

On March 16, 2010, BioTime announced the publication of a peer-reviewed scientific article reporting that iPS cell reprogramming technologies could, under certain conditions, reverse the developmental aging of human cells. In other words, through genetic modification, cells from the human body can be reverted back to an embryonic state similar to that of embryonic stem cells, which are capable of developing into all other cell and tissue types. In the same publication, BioTime reported that these reprogramming technologies could reset the telomere clock of cellular aging. Today, Dr. West will be presenting new data validating this technology as it relates to actual cell lifespan. In particular, new evidence will be presented that the technique is capable not only of resetting telomere length, but also of restoring the proliferative lifespan of aged human cells back to that seen in cells obtained from young tissues. Specifically, BioTime scientists measured the replicative lifespan of five human cell types derived from aged human cells that had been returned to the embryonic state using transcriptional reprogramming. These lifespans, which greatly exceeded the normal life expectancy of the original aged cells, provide the first definitive evidence that such technologies provide a means of manufacturing young cells genetically identical to the cells of an aged patient.

"Ever since Dr. Leonard Hayflick’s original observations that human body cells have a finite capacity for cell division, researchers around the world have sought to discover a means to reset that clock for diverse clinical applications," said Michael D. West, Ph.D., President and Chief Executive Officer of BioTime, Inc. "The rising worldwide demand for novel therapeutics targeting the chronic degenerative diseases of aging makes these new technologies timely, and strategic for the biotechnology industry. We plan to aggressively pursue the commercialization of therapeutic products from this platform, beginning with the vascular products of our ReCyte Therapeutics subsidiary."

This is the fourth French-American Biotech Symposium co-organized by The Office for Science and Technology of the French Embassy in Washington, DC and Eurobiomed, a French biotech cluster dedicated to health sciences, in partnership with the Gladstone Institute for Virology and Immunology.

Dr. West's presentation will be available on BioTime's website at www.biotimeinc.com. For more information on ReCyte Therapeutics, Inc. please visit our website at www.recytecorp.com.

Background:

Regenerative medicine refers to the development and use of therapies based on human embryonic stem (hES) cell or induced pluripotent stem (iPS) cell technology. These therapies will be designed to regenerate healthy tissues to replace tissues afflicted by degenerative diseases. The great scientific and public interest in regenerative medicine lies in the potential of hES and iPS cells to become all of the cell types of the human body. Many scientists therefore believe that hES and iPS cells have considerable potential as sources of new therapies for a host of currently incurable diseases such as diabetes, Parkinson's disease, heart failure, arthritis, muscular dystrophy, spinal cord injury, macular degeneration, hearing loss, liver failure, and many other disorders where cells and tissues become dysfunctional and need to be replaced.

In 2010, BioTime announced the publication of a peer-reviewed scientific paper titled "Spontaneous Reversal of Developmental Aging in Normal Human Cells Following Transcriptional Reprogramming" in the journal Regenerative Medicine. The discovery that the aging of human cells can be reversed may have significant implications for targeting age-related degenerative disease through the development of new classes of cell-based therapies. The article is available online at www.futuremedicine.com/doi/abs/10.2217/rme.10.21.

BioTime and its collaborators in the article demonstrated the successful reversal of the developmental aging of normal human cells. Normal human cells were induced to reverse the "clock" of differentiation (the process by which an embryonic stem cell becomes the many specialized differentiated cell types of the body), as well as the "clock" of cellular aging (telomere length), using precise genetic modifications. Aged differentiated cells became young stem cells capable of regeneration as a result.

The paper threw some light on the controversy over the aged status of induced pluripotent stem (iPS) cells. The scientific community has been excited over iPS technology as it has been demonstrated to be a means of transforming adult human cells back to a state very similar to that of embryonic stem cells (reversing the process of development) without the use of human embryos. However, there were reports that suggested that iPS cells, though very similar to embryonic stem cells in many respects, may not have the normal replicative potential of embryonic stem cells (i.e., the iPS cells may be prematurely old). This problem has been called "the Achilles heel of iPS cell technology." In this paper, BioTime scientists and their collaborators showed that many iPS cell lines currently being circulated in the scientific community have short telomeres, meaning that their clock of cellular aging is still set at the age of relatively old cells. However, among these prematurely old cells, other cells can be found with sufficient levels of telomerase (a protein that keeps reproductive cells young) that allow these cells to reverse cellular aging all the way back to the very beginning of the human life cycle.

The research presented in this paper is part of BioTime's broader research strategy to advance the capabilities of the company's proprietary ReCyte™ technology, which is being developed as a means of implementing iPS technology on an industrial scale. Whereas the study published in 2010 intentionally used older viral-based means of introducing genes, BioTime now plans further studies of cellular aging reversal using its proprietary ReCyte™ technology specifically designed to rapidly reprogram cells in a manner expected to prevent the telomeric and other genetic abnormalities afflicting previous iPS cell approaches.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is developed through subsidiaries focused on specific fields of applications. BioTime develops and markets research products in the field of stem cells and regenerative medicine, including a wide array of proprietary ACTCellerate™ cell lines, culture media, and differentiation kits. BioTime's wholly owned subsidiary ES Cell International Pte Ltd (ESI) has produced clinical-grade human embryonic stem cell lines that were derived following principles of Good Manufacturing Practice and currently offers them for use in research. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority owned subsidiary Cell Cure Neurosciences, Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. Cell Cure's minority shareholder Teva Pharmaceutical Industries has an option to clinically develop and commercialize Cell Cure's OpRegen™ retinal cell product for use in the treatment of age-related macular degeneration (AMD). BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the therapeutic applications of stem cell technology in cancer. ReCyte Therapeutics, Inc. is developing applications of BioTime's proprietary iPS cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases. BioTime’s newest subsidiary, LifeMap Sciences, Inc., is developing an online database of the complex cell lineages arising from hES and iPS cells to guide basic research and to market BioTime’s research products. In addition to its stem cell products, BioTime develops blood plasma volume expanders, blood replacement solutions for hypothermic (low temperature) surgery, and technology for use in surgery, emergency trauma treatment and other applications. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. Additional information about BioTime, ReCyte Therapeutics, Cell Cure, OrthoCyte, OncoCyte, BioTime Asia, and ESI can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for the company and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company's business, particularly those mentioned in the cautionary statements found in the company's Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Judith Segall, 510-521-3390 ext. 301
jsegall@biotimemail.com